News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Senior Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Results for Second Quarter of 2011

•      The Bank secures a location for its second banking center in Valdosta, Georgia

•      Loan and average total deposit growth driven by expansion in Valdosta market

MOULTRIE, GEORGIA, July 20, 2011 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE Amex: SGB), a full-service community bank holding company, today reported net income of $591 thousand, or $0.23 per diluted share, for the second quarter of 2011, down $315 thousand from net income of $906 thousand, or $0.36 per diluted share, for the second quarter of 2010. The decrease in net income reflects substantially lower gains on the sale of securities and increased salary and employee benefit expenses related to staffing the full-service banking center and mortgage origination office in Valdosta, Georgia.

DeWitt Drew, President and CEO commented, “While we’re still very cautious about the economic environment, we are continuing our expansion in the Valdosta market where we have recently acquired a location to build our second banking center. We expect to break ground soon and have the branch open by the first quarter of 2012. While much of our loan and deposit growth is being driven by our Valdosta operation, we have maintained and continue to focus on expanding our customer relationships throughout our footprint.”

Return on average equity for the second quarter of 2011 was 8.59% compared with 13.56% for the second quarter of 2010. Return on average assets for the quarter was 0.76% compared with 1.21% for the same period in 2010.

For the first six months of 2011, net income was $966 thousand compared with net income of $1.3 million for the same period in 2010. The decline in net income primarily reflects the lower net gain on the sale of securities and increased salary and employee benefits. Earnings per diluted share for the first six months of 2011 were $0.38, down from $0.52 for the same period in 2010. Year-to-date return on average equity was 7.10% compared with 9.96% for the same period last year, while return on average assets decreased 26 basis points to 0.62%.

Balance Sheet Trends and Asset Quality

At June 30, 2011, total assets were $301.4 million, an increase of $4.7 million when compared with $296.7 million in the same quarter last year. The increase was mainly due to considerable loan growth driven by the Corporation’s expansion into the Valdosta market. Total loans increased $17.3 million, or 10.9%, to $176.7 million when compared with the same quarter last year. Other significant changes in the earning asset mix occurred in interest-bearing deposits with banks which decreased $24.1 million while investment securities grew $12.0 million compared with the second quarter of 2010. Nonperforming assets decreased to 1.15% of total assets compared with 1.40% in the second quarter last year and remains at a manageable level.

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Total deposits were $243.0 million at the end of the second quarter of 2011, up $3.0 million from the second quarter of 2010. Deposit growth was primarily due to a $7.2 million increase in noninterest-bearing business accounts, also driven by the Valdosta market, and a $5.5 million increase in public NOW accounts which were partially offset by a $6.7 million decline in time deposits, a product that typically has a higher cost of funds. Year-over-year average total deposits increased $8.3 million, or 3.4%, to $250.3 million.

Shareholders’ equity was $27.9 million as of June 30, 2011, compared with $27.1 million at June 30, 2010. The Corporation maintains a strong capital position with a total risk-based capital ratio of 16.66% at June 30, 2011, well in excess of the minimum regulatory guidelines for a well-capitalized financial institution. The Corporation has approximately 2.5 million shares of common stock outstanding.

Revenue

Net interest income before provision for loan losses improved to $2.9 million for the second quarter of 2011 from $2.6 million for the same period in 2010. The provision for loan losses was $150 thousand for each of the second quarters of 2011 and 2010. Total interest income increased $47 thousand to $3.4 million when compared with the second quarter of 2010, reflecting higher interest and fee income from loans. The Corporation’s net interest margin was a solid 4.21% for the second quarter of 2011, up 14 basis points from the same period last year. The increase in net interest margin was due to higher loan volume and loan origination fees, reinvestment of excess daily deposits with banks to higher yielding securities, and significantly lower funding costs. Total interest expense was $567 thousand for the second quarter of 2011, down $176 thousand from the same period a year ago, primarily because of the low interest rate environment.

Noninterest income was $1.4 million for the second quarter of 2011, down $411 thousand from the same period in 2010. The change was primarily the result of a decline in the gain on sold securities, of which a $188 thousand gain was recorded in the second quarter of 2011 compared with a $628 thousand gain on the sale of securities in the second quarter last year. Service charges on deposit accounts also declined $67 thousand, or 16.7%, compared with the second quarter of 2010, primarily due to new Regulation E rules pertaining to overdraft fees enacted last year. Partially offsetting these decreases was a $110 thousand increase in mortgage banking services driven by problem loan resolution at the Corporation’s mortgage banking subsidiary. Also contributing was income from insurance services, which increased $19 thousand compared with the second quarter of 2010.

Total noninterest expense increased $270 thousand to $3.4 million for the second quarter of 2011 compared with the second quarter of 2010. The largest component of noninterest expense, salaries and employee benefits, increased $153 thousand to $1.9 million for the second quarter due to staff expansion at the Valdosta Banking Center. Other operating expenses also increased $93 thousand due primarily to higher foreclosed asset expenses.

Review of First Six Months of 2011

Net interest income for the first six months of 2010 was 5.7% higher at $5.4 million compared with $5.1 million for the same period in 2010, primarily due to lower interest paid on deposits. A provision for loan losses of $300 thousand was recognized in both the first six months of 2011 and 2010. Net interest margin was 4.01% for the first six months of 2011, up slightly from 4.00% in the same period a year ago.

For the first six months of 2011, noninterest income was $2.7 million, down $332 thousand from the same period in 2010. As previously noted, the decrease was primarily attributed to a $315 thousand lower net gain on the sale of securities for the first six months of 2011 compared with the same period in 2010.

Noninterest expense increased $509 thousand to $6.6 million in the first six months of 2011 compared with the same period last year. The change was mainly due to a $379 thousand increase in salary and employee benefits related to staffing Valdosta’s banking center and its mortgage origination office.

Dividends and Share Repurchases

In February 2011, the Corporation paid a cash dividend of $0.10 per common share. The Corporation’s objective is to maintain sufficient equity required to support efforts to capture greater market share and expand outside of its historic footprint. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 83 consecutive years.

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About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $301 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: the ability of the bank to manage the interest rate environment, the success of reducing operating costs, overall economic conditions, customer preferences, the impact of competition, the ability to execute the strategy for growth. Additional information regarding these risks and other factors that could cause the Company's actual results to differ materially from our expectations is contained in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Southwest Georgia Financial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	June 30,	December 31,	June 30,
	2011	2010	2010
ASSETS
Cash and due from banks	$5,605	$5,112	$7,304
Interest-bearing deposits in banks	6,479	10,959	30,594
Investment securities available for sale	44,665	54,946	42,677
Investment securities held to maturity	45,619	46,255	35,638
Federal Home Loan Bank stock, at cost	2,088	1,650	1,650
Loans, less unearned income and discount	176,667	157,733	159,356
Allowance for loan losses	(2,911)	(2,755)	(2,909)
Net loans	173,756	154,978	156,447
Premises and equipment	9,581	9,221	8,857
Foreclosed assets, net	2,919	3,288	3,670
Intangible assets	658	641	745
Other assets	10,004	9,354	9,159
Total assets	$301,374	$296,404	$296,741
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$36,203	$29,239	$30,134
Money market	42,935	50,468	48,124
Savings	24,611	22,635	22,760
Certificates of deposit $100,000 and over	32,545	32,472	31,915
Other time accounts	61,456	65,859	68,825
Total interest-bearing deposits	197,750	200,673	201,758
Noninterest-bearing deposits	45,268	38,858	38,230
Total deposits	243,018	239,531	239,988

Other borrowings	2,000	2,000	5,000
Long-term debt	24,000	24,000	21,000
Accounts payable and accrued liabilities	4,423	4,098	3,643
Total liabilities	273,441	269,629	269,631
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	18,638	17,926	17,382
Accumulated other comprehensive income	(586)	(1,032)	(153)
Total	54,047	52,889	53,224
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	27,933	26,775	27,110
Total liabilities and shareholders' equity	$301,374	$296,404	$296,741

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Interest income:	2011*	2010*	2011*	2010*
Interest and fees on loans	$2,688	$2,564	$5,103	$4,965
Interest and dividend on securities available for sale	427	558	894	1,219
Interest on securities held to maturity	300	241	566	451
Dividends on Federal Home Loan Bank stock	3	0	7	0
Interest on deposits in banks	7	15	20	29
Total interest income	3,425	3,378	6,590	6,664

Interest expense:
Interest on deposits	355	535	746	1,116
Interest on federal funds purchased	2	0	2	0
Interest on other borrowings	9	35	17	70
Interest on long-term debt	201	173	399	344
Total interest expense	567	743	1,164	1,530
Net interest income	2,858	2,635	5,426	5,134
Provision for loan losses	150	150	300	300
Net interest income after provision for losses on loans	2,708	2,485	5,126	4,834

Noninterest income:
Service charges on deposit accounts	334	401	702	786
Income from trust services	55	67	111	121
Income from retail brokerage services	105	110	175	171
Income from insurance services	310	291	662	610
Income from mortgage banking services	470	360	773	689
Provision for foreclosed property losses	(75)	(125)	(150)	(125)
Net gain (loss) on the sale or disposition of assets	(71)	0	(53)	3
Net gain on the sale of securities	188	628	220	535
Net loss on the impairment of equity securities	(12)	0	(12)	0
Other income	135	118	308	278
Total noninterest income	1,439	1,850	2,736	3,068

Noninterest expense:
Salary and employee benefits	1,911	1,758	3,817	3,438
Occupancy expense	226	211	455	415
Equipment expense	181	185	362	360
Data processing expense	260	251	518	495
Amortization of intangible assets	56	52	108	104
Other operating expense	725	632	1,344	1,283
Total noninterest expense	3,359	3,089	6,604	6,095

Income before income tax expense	788	1,246	1,258	1,807
Provision for income taxes	197	340	292	494
Net income	$591	$906	$966	$1,313

Net income per share, basic	$0.23	$0.36	$0.38	$0.52
Net income per share, diluted	$0.23	$0.36	$0.38	$0.52
Dividends paid per share	$—	$—	$0.10	$0.10
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,839	2,547,837	2,547,894	2,547,952

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At June 30	2011	2010

Assets	$301,374	$296,741
Loans, less unearned income & discount	$176,667	$159,356
Deposits	$243,018	$239,988
Shareholders' equity	$27,933	$27,110

	Three Months Ended June 30,		Six Months Ended June 30,
Performance Data & Ratios	2011	2010	2011	2010
Net income	$591	$906	$966	$1,313
Earnings per share, basic	$0.23	$0.36	$0.38	$0.52
Earnings per share, diluted	$0.23	$0.36	$0.38	$0.52
Dividends paid per share	$—	$—	$0.10	$0.10
Return on assets	0.76%	1.21%	0.62%	0.88%
Return on equity	8.59%	13.56%	7.10%	9.96%
Net interest margin (tax equivalent)	4.21%	4.07%	4.01%	4.00%
Dividend payout ratio	0.00%	0.00%	26.38%	19.41%
Efficiency ratio	76.25%	66.87%	78.86%	72.12%

Asset Quality Data & Ratios
Total nonperforming loans	$378	$455	$378	$455
Total nonperforming assets	$3,469	$4,167	$3,469	$4,167
Net loan charge offs	$110	$(123)	$144	$(76)
Reserve for loan losses to total loans	1.65%	1.83%	1.65%	1.83%
Nonperforming loans/total loans	0.21%	0.29%	0.21%	0.29%
Nonperforming assets/total assets	1.15%	1.40%	1.15%	1.40%
Net charge offs / average loans	0.25%	(0.31)%	0.17%	(0.10)%

Capital Ratios
Average common equity to average total assets	8.79%	8.95%	8.68%	8.85%
Tier 1 capital ratio	15.41%	16.33%	15.41%	16.33%
Tier 1 leverage ratio	8.92%	8.86%	8.92%	8.86%
Total risk based capital ratio	16.66%	17.58%	16.66%	17.58%
Book value per share	$10.96	$10.64	$10.96	$10.64
Tangible book value per share	$10.70	$10.35	$10.70	$10.35

Quarterly	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Averages	2011	2011	2010	2010	2010

Assets	$312,898	$314,028	$301,355	$305,419	$298,618
Loans, less unearned income & discount	$172,367	$161,061	$159,635	$160,584	$160,761
Deposits	$250,335	$257,083	$244,120	$243,395	$242,010
Equity	$27,515	$26,909	$27,532	$27,412	$26,727
Return on assets	0.76%	0.48%	0.40%	0.31%	1.21%
Return on equity	8.59%	5.57%	4.42%	3.49%	13.56%
Net income	$591	$375	$304	$239	$906
Net income per share, basic	$0.23	$0.15	$0.12	$0.09	$0.36
Net income per share, diluted	$0.23	$0.15	$0.12	$0.09	$0.36
Dividends paid per share	$—	$0.10	$—	$—	$—

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